THIRD QUARTER 2025 NET INCOME OF $176 MILLION, $1.35 PER SHARE
“Today we reported third quarter net income of $176 million, or $1.35 per share,” said Curtis C. Farmer, Comerica Chairman and Chief Executive Officer. “We produced robust average deposit growth while maintaining a compelling deposit mix. Deposit pricing performed in line with expectations, and we saw a slight uptick in average loans which altogether resulted in relatively stable net interest income. Noninterest income declined, and although noninterest expenses increased, they outperformed our prior guidance. Capital remained a strength as we increased share repurchases to $150 million in the quarter while producing an estimated CET1 capital ratio of 11.90%, well above our strategic target. ”

“We are incredibly excited about the agreement we announced in early October to partner with Fifth Third. We see this as a milestone opportunity to leverage the strengths of both organizations to expand our reach, better support our customers and ultimately deliver even stronger returns for our shareholders."

(dollar amounts in millions, except per share data)	3rd Qtr '25	2nd Qtr '25	3rd Qtr '24
FINANCIAL RESULTS
Net interest income	$574	$575	$534
Provision for credit losses	22	44	14
Noninterest income	264	274	277
Noninterest expenses	589	561	562
Pre-tax income	227	244	235
Provision for income taxes	51	45	51
Net income	$176	$199	$184
Diluted earnings per common share	$1.35	$1.42	$1.33
Average loans	50,755	50,665	50,861
Average deposits	62,735	61,246	63,896
Return on average assets (ROA)	0.89%	1.03%	0.92%
Return on average common shareholders' equity (ROE)	10.20	11.35	10.88
Net interest margin	3.09	3.16	2.80
Efficiency ratio (a)	70.23	65.78	68.80
Common equity Tier 1 capital ratio (b)(c)	11.90	11.99	11.96
Tier 1 capital ratio (b)(c)	12.44	11.99	12.51
(a)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.
(c)September 30, 2025 ratios are estimated.

Merger with Fifth Third Bancorp

On October 6, 2025, Fifth Third Bancorp (Fifth Third) and Comerica announced that they entered into a definitive merger agreement under which Fifth Third will acquire Comerica in an all-stock transaction. Under the terms of the agreement, Comerica’s shareholders will receive 1.8663 Fifth Third shares for each Comerica share. The transaction is subject to shareholder approvals for both Fifth Third and Comerica, customary regulatory approvals and closing conditions, and is anticipated to close at the end of the first quarter of 2026.

Third Quarter 2025 Compared to Second Quarter 2025 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans remained relatively stable at $50.8 billion.
•Increases of $209 million in Environmental Services, $165 million in Equity Fund Services, $102 million in general Middle Market and smaller increases in other business lines, partially offset by declines of $123 million in Entertainment, $121 million in National Dealer Services and $121 million in Corporate Banking.
•Average yield on loans (including swaps) decreased 1 basis point to 6.09%.
Securities remained relatively stable at $14.7 billion, reflecting paydowns, partially offset by a decrease in average unrealized losses.
•Period-end unrealized losses on securities decreased $251 million to $2.2 billion.
Deposits increased $1.5 billion to $62.7 billion, with interest-bearing deposits increasing $1.7 billion, partially offset by an $184 million decrease in noninterest-bearing deposits.
•Noninterest-bearing deposits comprised 37% of total deposits, a slight decline from 38% for the prior quarter.
•Increases of $1.7 billion in general Middle Market, $283 million in Wealth Management and smaller increases in other business lines, partially offset by declines of $122 million in Retail Banking and $114 million in Commercial Real Estate. Additionally, brokered time deposits decreased $575 million.
•The average cost of interest-bearing deposits increased 9 basis points to 2.78%, reflecting strategic growth in core interest-bearing deposits as well as remaining vigilant in the competitive environment.
Net interest income was relatively stable at $574 million, while net interest margin decreased 7 basis points to 3.09%.
•Decrease in net interest margin driven by growth in interest-bearing deposits and relationship-focused deposit pricing as well as a reduction in the benefit from BSBY cessation, partially offset by a reduction in both short-term borrowings and medium- and long-term debt.
•Net interest income was positively impacted by one additional day in the quarter.
Provision for credit losses was $22 million.
•The allowance for credit losses was $725 million, or 1.43% as a percentage of total loans, reflecting the impact of a slightly improved economic forecast, relatively stable credit performance and continued uncertainty.
Noninterest income decreased $10 million to $264 million.
•Decreases of $6 million in fiduciary income and $5 million in capital markets income, partially offset by a $4 million seasonal increase in bank-owned life insurance income.
Noninterest expenses increased $28 million to $589 million.
•Increase of $29 million in other noninterest expenses, partially offset by a $5 million decrease in salaries and benefits expense, reflecting the net impact of cumulative adjustments to incentive compensation based on expected performance.
•Other noninterest expenses included a $13 million increase in litigation-related expenses (primarily from settlements and dismissed litigation recorded in the prior quarter), an $8 million increase in operational losses, a $4 million increase in consulting expenses and a $3 million increase from an interest recovery on a state tax matter recorded in the prior quarter.
Estimated common equity Tier 1 capital ratio* of 11.90%.
•Returned a total of $241 million to common shareholders through share repurchases and dividends.
◦Declared dividends of $91 million on common stock and repurchased $150 million of common stock (approximately 2.2 million shares) under the share repurchase program.
•Issued and sold 400,000 shares of 6.875% Series B Preferred Stock, which resulted in net proceeds of approximately $392 million, net of underwriting discounts and offering expenses.
◦The Corporation anticipates the first dividend of $11 million payable on January 1, 2026 to be declared and recognized during the fourth quarter.
•Common equity ratio of 9.09% and tangible common equity ratio* of 8.34%.
*See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	3rd Qtr '25	2nd Qtr '25	3rd Qtr '24
Net interest income	$574	$575	$534
Net interest margin	3.09%	3.16%	2.80%
Selected balances:
Total earning assets	$71,220	$70,343	$73,103
Total loans	50,755	50,665	50,861
Total investment securities	14,710	14,814	15,880
Federal Reserve Bank deposits	5,282	4,401	5,789

Total deposits	62,735	61,246	63,896
Total noninterest-bearing deposits	22,923	23,107	24,357
Short-term borrowings	1,007	1,341	77
Medium- and long-term debt	5,512	5,740	6,849
Third quarter 2025 net interest income decreased $1 million, remaining relatively stable from the prior quarter, and net interest margin decreased 7 basis points, compared to second quarter 2025.
•Interest income on loans increased $8 million and reduced net interest margin by 1 basis point, reflecting the benefit of one additional day in the quarter and the impact of interest rate swaps, partially offset by a reduction in the benefit from BSBY cessation.
◦The benefit from BSBY cessation to net interest income decreased $4 million, while the benefit to net interest margin declined 2 basis points.
•Interest income on investment securities decreased $2 million due to a decline in securities balances with no impact to net interest margin.
•Interest income on short-term investments increased $9 million and improved net interest margin by 1 basis point, reflecting an increase in deposits with the Federal Reserve Bank.
•Interest expense on deposits increased $24 million and reduced net interest margin by 11 basis points, reflecting the impacts of higher pay rates on deposits, growth in interest-bearing deposit balances and one additional day in the quarter.
•Interest expense on debt decreased $8 million and improved net interest margin by 4 basis points, driven by decreases in both short-term borrowings and medium- and long-term debt.
The net impact of rates to third quarter 2025 net interest income and net interest margin compared to second quarter 2025 was a decrease of $13 million and 7 basis points, respectively. One additional day in third quarter 2025 benefited net interest income by $6 million.

Credit Quality
“Our proven credit discipline and prudent underwriting continued to deliver results with net charge-offs of 25 basis points, still within the low end of our normal range," said Farmer. "Economic conditions modestly improved and migration remained manageable, driving a slight decline in our allowance for credit reserves to 1.43% of total loans. Provision expense declined, and migration remained in line with expectations with a small increase in nonperforming assets but a small decrease in criticized loans. We continue to feel our highly-regarded approach to credit positions us well to support our customers.”

(dollar amounts in millions)	3rd Qtr '25	2nd Qtr '25	3rd Qtr '24
Charge-offs	$45	$31	$23
Recoveries	13	3	12
Net charge-offs	32	28	11
Net charge-offs/Average total loans	0.25%	0.22%	0.08%
Provision for credit losses	$22	$44	$14

Nonperforming loans	258	248	250
Nonperforming assets (NPAs)	260	249	250
NPAs/Total loans and foreclosed property	0.51%	0.49%	0.50%
Loans past due 90 days or more and still accruing	$14	$42	$21

Allowance for loan losses	686	698	686
Allowance for credit losses on lending-related commitments (a)	39	37	34
Total allowance for credit losses	725	735	720
Allowance for credit losses/Period-end total loans	1.43%	1.44%	1.43%
Allowance for credit losses/Nonperforming loans	2.8x	3.0x	2.9x

(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses totaled $725 million at September 30, 2025, or 1.43% of total loans, reflecting the impact of a slightly improved economic forecast, relatively stable credit performance and continued uncertainty.
•Criticized loans decreased $88 million to $2.7 billion, or 5.2% of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
•Nonperforming assets increased $11 million to $260 million, or 0.51% of total loans and foreclosed property, compared to 0.49% in second quarter 2025.
•Net charge-offs totaled $32 million, compared to net charge-offs of $28 million in second quarter 2025.
Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. In addition to the three major business segments, the Finance and Other categories include items not directly associated with the business segments. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this press release. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at September 30, 2025. A discussion of business segment results will be included in Comerica’s Form 10-Q for the quarter ended September 30, 2025.

Comerica Incorporated (NYSE: CMA) is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica, one of the 25 largest commercial U.S. financial holding companies, focuses on building relationships and helping people and businesses be successful. Comerica provides banking centers across the country with locations in Arizona, California, Florida, Michigan and Texas. Founded on August 17, 1849, in Detroit, Michigan, Comerica continues to expand into new regions, including its Southeast Market, based in North Carolina, and Mountain West Market in Colorado. Comerica has offices in 15 states and services 13 of the 15 largest U.S. metropolitan areas, as well as Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release or in the investor relations portions of Comerica’s website, www.comerica.com. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “achieve,” “anticipate,” “assume,” “believe,” “could,” “deliver,” “drive,” “enhance,” “estimate,” “expect,” “focus,” “future,” “goal,” “grow,” “guidance,” “intend,” “may,” “might,” “plan,” “position,” “potential,” “predict,” “project,” “opportunity,” “outlook,” “should,” “strategy,” “target,” “trajectory,” “trend,” “will,” “would,” and other similar words and expressions or the negative of such terms or other comparable terminology. Forward-looking statements include, but are not limited to, statements about our business strategy, goals and objectives, projected financial and operating results, including outlook for future growth, and future common share dividends, common share repurchases and other uses of capital. These statements are not historical facts, but instead represent our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control.
Comerica and Fifth Third’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. Important factors that could cause Comerica’s and Fifth Third’s actual results, financial condition and predictions to differ materially from those indicated in such forward-looking statements include, in addition to those set forth in our and Fifth Third’s filings with the U.S. Securities and Exchange Commission (the “SEC”): (1) the risk that the cost savings and synergies from the merger of Comerica with Fifth Third (the “Transaction”) may not be fully realized or may take longer than anticipated to be realized; (2) the failure of the closing conditions in the merger agreement between Comerica and Fifth Third providing for the Transaction to be satisfied, or any unexpected delay in closing the Transaction or the occurrence of any event, change or other circumstances, including the impact and timing of any government shutdown, that could delay the Transaction or could give rise to the termination of the merger agreement; (3) the outcome of any legal or regulatory proceedings or governmental inquiries or investigations that may be currently pending or later instituted against Comerica, Fifth Third or the combined company; (4) the possibility that the Transaction does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed Transaction); (5) the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Comerica and Fifth Third operate; (6) disruption to the parties’ businesses as a result of the announcement and pendency of the Transaction; (7) the costs associated with the anticipated length of time of the pendency of the Transaction, including the restrictions contained in the definitive merger agreement on the ability of Comerica or Fifth Third to operate its business outside the ordinary course during the pendency of the Transaction; (8) risks related to management and oversight of the expanded business and operations of the combined company following the closing of the proposed Transaction; (9) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; (10) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (11) reputational risk and potential adverse reactions of Comerica or Fifth Third customers, employees, vendors, contractors or other business partners, including those resulting from the announcement or completion of the Transaction; (12) the dilution caused by Fifth Third’s issuance of additional shares of its common stock in connection with the Transaction; (13) a material adverse change in the condition of Comerica or Fifth Third; (14) the extent to which Comerica’s or Fifth Third’s businesses perform consistent with management’s expectations; (15) Comerica’s and Fifth Third’s ability to take advantage of growth opportunities and implement targeted initiatives in the timeframe and on the terms currently expected; (16) the inability to sustain revenue and earnings growth; (17) the execution and efficacy of recent strategic investments; (18) the timing and impact of Comerica’s Direct Express transition; (19) the impact of macroeconomic factors, such as changes in general economic conditions and monetary and fiscal policy, particularly on interest rates; (20) changes in customer behavior; (21) unfavorable developments concerning credit quality; (22) declines in the businesses or industries of Comerica’s or Fifth Third’s customers; (23) the possibility that the combined company is subject to additional regulatory requirements as a result of the proposed Transaction of expansion of the combined company’s business operations following the proposed Transaction; (24) general competitive, political and market conditions and other factors that may affect future results of Comerica and Fifth Third including changes in asset quality and credit risk; (25) security risks, including cybersecurity and data privacy risks, and capital markets; (26) inflation; (27) the impact, extent and timing of technological changes; (28) capital management activities; (29) competitive product and pricing pressures; (30) the outcomes of legal and regulatory proceedings and related financial services industry matters; and (31) compliance with regulatory requirements. Any forward-looking statement made in this press release is based solely on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except to the extent required by law. These and other important factors, including those discussed under “Risk Factors” in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2024 (available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/0000028412/000002841225000108/cma-20241231.htm), and in Fifth Third’s Annual Report on Form 10-K for the year ended December 31, 2024 (available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/0000035527/000003552725000079/fitb-20241231.htm), as well as Comerica’s and Fifth Third’s subsequent filings with the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, Comerica and Fifth Third disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contacts:	Investor Contacts:
Nicole Hogan	Kelly Gage
(214) 462-6657	(833) 571-0486

Louis H. Mora	Lindsey Baird
(214) 462-6669	(833) 571-0486

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2025	2025	2024	2025	2024
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$1.35	$1.42	$1.33	$4.01	$3.80
Cash dividends declared	0.71	0.71	0.71	2.13	2.13
Average diluted shares (in thousands)	129,802	131,731	134,039	131,406	133,727
PERFORMANCE RATIOS
Return on average common shareholders' equity	10.20%	11.35%	10.88%	10.71%	11.58%
Return on average assets	0.89	1.03	0.92	0.94	0.87
Efficiency ratio (a)	70.23	65.78	68.80	68.74	71.08
CAPITAL
Common equity tier 1 capital (b), (c)	$8,657	$8,718	$8,683
Tier 1 capital (b), (c)	9,049	8,718	9,077
Risk-weighted assets (b)	72,757	72,721	72,583
Common equity tier 1 capital ratio (b), (c)	11.90%	11.99%	11.96%
Tier 1 capital ratio (b), (c)	12.44	11.99	12.51
Total capital ratio (b)	14.12	13.79	14.29
Leverage ratio (b)	11.23	10.90	10.98
Common shareholders' equity per share of common stock	$55.15	$52.90	$52.52
Tangible common equity per share of common stock (c)	50.14	47.96	47.69
Common equity ratio	9.09%	8.80%	8.75%
Tangible common equity ratio (c)	8.34	8.04	8.01
AVERAGE BALANCES
Commercial loans	$26,500	$26,441	$26,173	$26,352	$26,305
Real estate construction loans	2,900	3,499	4,205	3,291	4,642
Commercial mortgage loans	15,283	14,722	14,494	14,914	14,104
Lease financing	776	737	804	747	804
International loans	1,115	1,066	1,036	1,062	1,096
Residential mortgage loans	1,954	1,948	1,905	1,941	1,895
Consumer loans	2,227	2,252	2,244	2,240	2,254
Total loans	50,755	50,665	50,861	50,547	51,100
Earning assets	71,220	70,343	73,103	70,650	73,578
Total assets	78,276	77,543	80,231	77,795	81,016
Noninterest-bearing deposits	22,923	23,107	24,357	23,167	25,371
Interest-bearing deposits	39,812	38,139	39,539	38,795	38,716
Total deposits	62,735	61,246	63,896	61,962	64,087
Common shareholders' equity	6,841	6,633	6,546	6,616	5,898
Total shareholders' equity	7,058	6,936	6,940	6,920	6,293
NET INTEREST INCOME
Net interest income	$574	$575	$534	$1,724	$1,615
Net interest margin	3.09%	3.16%	2.80%	3.14%	2.82%
CREDIT QUALITY
Nonperforming assets	$260	$249	$250
Loans past due 90 days or more and still accruing	14	42	21
Net charge-offs	32	28	11	$86	$36
Allowance for loan losses	686	698	686
Allowance for credit losses on lending-related commitments	39	37	34
Total allowance for credit losses	725	735	720
Allowance for credit losses as a percentage of total loans	1.43%	1.44%	1.43%
Net loan charge-offs as a percentage of average total loans	0.25	0.22	0.08	0.23%	0.09%
Nonperforming assets as a percentage of total loans and foreclosed property	0.51	0.49	0.50
Allowance for credit losses as a multiple of total nonperforming loans	2.8x	3.0x	2.9x
OTHER KEY INFORMATION
Number of banking centers	353	354	380
Number of employees - full time equivalent	7,927	7,963	7,666
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)    September 30, 2025 ratios are estimated.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2025	2025	2024	2024
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$986	$1,239	$850	$870
Interest-bearing deposits with banks	4,053	4,049	5,954	5,523
Other short-term investments	325	334	375	364
Investment securities available-for-sale	14,816	14,874	15,045	15,886
Commercial loans	26,755	26,848	26,492	25,953
Real estate construction loans	2,849	3,558	3,680	3,859
Commercial mortgage loans	15,190	14,725	14,493	14,774
Lease financing	782	754	722	767
International loans	1,116	1,112	952	1,003
Residential mortgage loans	1,938	1,954	1,929	1,901
Consumer loans	2,256	2,228	2,271	2,260
Total loans	50,886	51,179	50,539	50,517
Allowance for loan losses	(686)	(698)	(690)	(686)
Net loans	50,200	50,481	49,849	49,831
Premises and equipment	432	436	473	476
Accrued income and other assets	6,564	6,575	6,751	6,713
Total assets	$77,376	$77,988	$79,297	$79,663
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$22,581	$22,697	$24,425	$23,819
Money market and interest-bearing checking deposits	33,839	31,397	32,714	31,469
Savings deposits	2,014	2,094	2,138	2,155
Customer certificates of deposit	3,424	3,111	3,450	3,592
Other time deposits	707	688	1,052	2,017
Foreign office time deposits	31	16	32	25
Total interest-bearing deposits	40,015	37,306	39,386	39,258
Total deposits	62,596	60,003	63,811	63,077
Short-term borrowings	—	2,925	—	—
Accrued expenses and other liabilities	1,929	2,438	2,270	2,434
Medium- and long-term debt	5,422	5,762	6,673	6,786
Total liabilities	69,947	71,128	72,754	72,297
Preferred stock - no par value:
Authorized - 10,000,000 shares
Issued and outstanding - 400,000 shares at 9/30/25 and 4,000 shares at 6/30/25 (a), 12/31/24 and 9/30/24	392	—	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,197	2,199	2,218	2,217
Accumulated other comprehensive loss	(2,261)	(2,499)	(3,161)	(2,355)
Retained earnings	12,268	12,185	12,017	11,949
Less cost of common stock in treasury - 100,575,744 shares at 9/30/25, 98,488,066 shares at 6/30/25, 96,755,368 shares at 12/31/24, 95,441,515 shares at 9/30/24	(6,308)	(6,166)	(6,066)	(5,980)
Total shareholders' equity	7,429	6,860	6,543	7,366
Total liabilities and shareholders' equity	$77,376	$77,988	$79,297	$79,663
(a) Delivered a notice of redemption on June 10, 2025 notifying holders of the 4,000 outstanding shares of Series A Preferred Stock and corresponding depositary shares that all such shares would be redeemed, effective July 1, 2025, which resulted in a $400 million reclassification from shareholders’ equity to other liabilities at June 30, 2025.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$779	$798	$2,309	$2,409
Interest on investment securities	105	99	321	302
Interest on short-term investments	62	85	171	261
Total interest income	946	982	2,801	2,972
INTEREST EXPENSE
Interest on deposits	280	330	788	952
Interest on short-term borrowings	11	1	28	47
Interest on medium- and long-term debt	81	117	261	358
Total interest expense	372	448	1,077	1,357
Net interest income	574	534	1,724	1,615
Provision for credit losses	22	14	86	28
Net interest income after provision for credit losses	552	520	1,638	1,587
NONINTEREST INCOME
Card fees	57	64	175	194
Fiduciary income	51	57	160	166
Service charges on deposit accounts	47	46	140	137
Capital markets income	37	39	110	106
Commercial lending fees	17	17	50	50
Brokerage fees	14	13	42	37
Bank-owned life insurance	13	12	31	33
Letter of credit fees	10	10	31	30
Risk management hedging income (loss)	4	7	16	(1)
Other noninterest income	14	12	37	52
Total noninterest income	264	277	792	804
NONINTEREST EXPENSES
Salaries and benefits expense	353	335	1,079	1,006
Outside processing fee expense	69	69	200	205
Software expense	50	46	146	135
Occupancy expense	48	46	140	134
Equipment expense	13	13	39	38
FDIC insurance expense	10	11	35	66
Advertising expense	10	10	29	30
Other noninterest expenses	36	32	66	106
Total noninterest expenses	589	562	1,734	1,720
Income before income taxes	227	235	696	671
Provision for income taxes	51	51	149	143
NET INCOME	176	184	547	528
Less:
Income allocated to participating securities	1	1	3	3
Preferred stock dividends and other	—	6	17	17
Net income attributable to common shares	$175	$177	$527	$508
Earnings per common share:
Basic	$1.36	$1.34	$4.05	$3.83
Diluted	1.35	1.33	4.01	3.80
Comprehensive income	414	1,292	1,447	1,221
Cash dividends declared on common stock	91	94	277	283
Cash dividends declared per common share	0.71	0.71	2.13	2.13

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2025 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2025		Third Quarter 2024
(in millions, except per share data)	2025	2025	2025	2024	2024	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$779	$771	$759	$795	$798	$8	1%	$(19)	(2%)
Interest on investment securities	105	107	109	100	99	(2)	(2)	6	6
Interest on short-term investments	62	53	56	72	85	9	18	(23)	(26)
Total interest income	946	931	924	967	982	15	2	(36)	(4)
INTEREST EXPENSE
Interest on deposits	280	256	252	286	330	24	9	(50)	(15)
Interest on short-term borrowings	11	15	2	1	1	(4)	(24)	10	n/m
Interest on medium- and long-term debt	81	85	95	105	117	(4)	(4)	(36)	(31)
Total interest expense	372	356	349	392	448	16	5	(76)	(17)
Net interest income	574	575	575	575	534	(1)	—	40	8
Provision for credit losses	22	44	20	21	14	(22)	(50)	8	53
Net interest income after provision for credit losses	552	531	555	554	520	21	4	32	6
NONINTEREST INCOME
Card fees	57	59	59	62	64	(2)	(4)	(7)	(11)
Fiduciary income	51	57	52	54	57	(6)	(10)	(6)	(10)
Service charges on deposit accounts	47	47	46	47	46	—	—	1	3
Capital markets income	37	42	31	36	39	(5)	(12)	(2)	(5)
Commercial lending fees	17	17	16	18	17	—	—	—	—
Brokerage fees	14	14	14	14	13	—	—	1	5
Bank-owned life insurance	13	9	9	11	12	4	39	1	8
Letter of credit fees	10	10	11	10	10	—	—	—	—
Risk management hedging income	4	5	7	9	7	(1)	(18)	(3)	(49)
Net losses on debt securities	—	—	—	(19)	—	—	—	—	—
Other noninterest income	14	14	9	8	12	—	—	2	21
Total noninterest income	264	274	254	250	277	(10)	(3)	(13)	(5)
NONINTEREST EXPENSES
Salaries and benefits expense	353	358	368	346	335	(5)	(2)	18	5
Outside processing fee expense	69	67	64	68	69	2	3	—	—
Software expense	50	48	48	46	46	2	4	4	10
Occupancy expense	48	46	46	47	46	2	4	2	4
Equipment expense	13	13	13	14	13	—	—	—	—
FDIC insurance expense	10	11	14	10	11	(1)	(11)	(1)	(1)
Advertising expense	10	11	8	11	10	(1)	2	—	—
Other noninterest expenses	36	7	23	45	32	29	n/m	4	15
Total noninterest expenses	589	561	584	587	562	28	5	27	5
Income before income taxes	227	244	225	217	235	(17)	(7)	(8)	(4)
Provision for income taxes	51	45	53	47	51	6	15	—	—
NET INCOME	176	199	172	170	184	(23)	(12)	(8)	(5)
Less:
Income allocated to participating securities	1	1	1	1	1	—	—	—	—
Preferred stock dividends and other	—	11	6	6	6	(11)	n/m	(6)	n/m
Net income attributable to common shares	$175	$187	$165	$163	$177	$(12)	(6%)	$(2)	(2%)
Earnings per common share:
Basic	$1.36	$1.43	$1.26	$1.23	$1.34	$(0.07)	(5%)	$0.02	1%
Diluted	1.35	1.42	1.25	1.22	1.33	(0.07)	(5)	0.02	2
Comprehensive income (loss)	414	395	638	(636)	1,292	19	5	(878)	(68)
Cash dividends declared on common stock	91	93	93	93	94	(2)	(2)	(3)	(4)
Cash dividends declared per common share	0.71	0.71	0.71	0.71	0.71	—	—	—	—
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2025			2024
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance at beginning of period:
Allowance for loan losses	$698	$683	$690	$686	$686
Allowance for credit losses on lending-related commitments	37	36	35	34	31
Allowance for credit losses	735	719	725	720	717
Loan charge-offs:
Commercial	43	27	17	22	11
Real estate construction	—	—	7	—	—
Commercial mortgage	1	2	7	—	10
Lease financing	—	1	—	—	1
International	—	—	—	—	1
Consumer	1	1	1	1	—
Total loan charge-offs	45	31	32	23	23
Recoveries on loans previously charged-off:
Commercial	11	1	5	5	6
Commercial mortgage	1	—	1	1	1
International	1	—	—	1	5
Consumer	—	2	—	—	—
Total recoveries	13	3	6	7	12
Net loan charge-offs	32	28	26	16	11
Provision for credit losses:
Provision for loan losses	20	43	19	20	11
Provision for credit losses on lending-related commitments	2	1	1	1	3
Provision for credit losses	22	44	20	21	14
Balance at end of period:
Allowance for loan losses	686	698	683	690	686
Allowance for credit losses on lending-related commitments	39	37	36	35	34
Allowance for credit losses	$725	$735	$719	$725	$720
Allowance for credit losses as a percentage of total loans	1.43%	1.44%	1.44%	1.44%	1.43%
Net loan charge-offs as a percentage of average total loans	0.25	0.22	0.21	0.13	0.08

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2025			2024
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonperforming loans:
Business loans:
Commercial	$116	$99	$108	$125	$97
Real estate construction	12	11	20	—	—
Commercial mortgage	67	68	110	118	88
Lease financing	—	—	1	1	1
International	—	—	—	—	3
Total nonperforming business loans	195	178	239	244	189
Retail loans:
Residential mortgage	34	42	35	37	36
Consumer:
Home equity	29	28	27	27	25
Total nonperforming retail loans	63	70	62	64	61
Total nonperforming loans	258	248	301	308	250
Foreclosed property	2	1	—	—	—
Total nonperforming assets	$260	$249	$301	$308	$250
Nonperforming loans as a percentage of total loans	0.51%	0.48%	0.60%	0.61%	0.50%
Nonperforming assets as a percentage of total loans and foreclosed property	0.51	0.49	0.60	0.61	0.50
Allowance for credit losses as a multiple of total nonperforming loans	2.8x	3.0x	2.4x	2.4x	2.9x
Loans past due 90 days or more and still accruing	$14	$42	$12	$44	$21
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$248	$301	$308	$250	$226
Loans transferred to nonaccrual (a)	55	19	43	97	55
Nonaccrual loan gross charge-offs	(45)	(31)	(32)	(23)	(23)
Loans transferred to accrual status (a)	(8)	—	—	(5)	—
Nonaccrual loans sold	(17)	—	(1)	(1)	(14)
Payments/other (b)	25	(41)	(17)	(10)	6
Nonaccrual loans at end of period	$258	$248	$301	$308	$250
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Nine Months Ended
	September 30, 2025			September 30, 2024
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$26,352	$1,117	5.67%	$26,305	$1,035	5.26%
Real estate construction loans	3,291	185	7.53	4,642	292	8.41
Commercial mortgage loans	14,914	739	6.62	14,104	788	7.46
Lease financing	747	32	5.79	804	37	6.14
International loans	1,062	52	6.60	1,096	64	7.85
Residential mortgage loans	1,941	60	4.13	1,895	55	3.84
Consumer loans	2,240	124	7.37	2,254	138	8.20
Total loans	50,547	2,309	6.11	51,100	2,409	6.30
Mortgage-backed securities (b)	13,552	281	2.32	14,560	298	2.29
U.S. Treasury securities (c)	1,283	40	4.19	1,425	4	0.38
Total investment securities	14,835	321	2.46	15,985	302	2.14
Interest-bearing deposits with banks (d)	4,926	163	4.35	6,112	250	5.45
Other short-term investments	342	8	3.30	381	11	3.94
Total earning assets	70,650	2,801	5.11	73,578	2,972	5.19
Cash and due from banks	761			711
Allowance for loan losses	(690)			(688)
Accrued income and other assets	7,074			7,415
Total assets	$77,795			$81,016
Money market and interest-bearing checking deposits (e)	$32,584	682	2.79	$29,585	724	3.26
Savings deposits	2,100	3	0.17	2,277	4	0.21
Customer certificates of deposit	3,210	69	2.86	3,797	103	3.61
Other time deposits	877	34	5.12	3,035	120	5.30
Foreign office time deposits	24	—	3.62	22	1	4.39
Total interest-bearing deposits	38,795	788	2.71	38,716	952	3.28
Federal funds purchased	220	7	4.38	9	—	5.39
Other short-term borrowings	628	21	4.47	1,095	47	5.65
Medium- and long-term debt	5,910	261	5.89	6,944	358	6.87
Total interest-bearing sources	45,553	1,077	3.15	46,764	1,357	3.86
Noninterest-bearing deposits	23,167			25,371
Accrued expenses and other liabilities	2,155			2,588
Shareholders' equity	6,920			6,293
Total liabilities and shareholders' equity	$77,795			$81,016
Net interest income/rate spread		$1,724	1.96		$1,615	1.33
Impact of net noninterest-bearing sources of funds			1.18			1.49
Net interest margin (as a percentage of average earning assets)			3.14%			2.82%
(a)Interest income on commercial loans included net expense from cash flow swaps of $246 million and $522 million for the nine months ended September 30, 2025 and 2024, respectively.
(b)Average balances included $2.6 billion and $2.8 billion of unrealized losses for the nine months ended September 30, 2025 and 2024, respectively; yields calculated gross of these unrealized losses.
(c)Average balances included $3 million of unrealized gains and $55 million of unrealized losses for the nine months ended September 30, 2025 and 2024, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances excluded $10 million and included $2 million of collateral posted and netted against derivative liability positions for the nine months ended September 30, 2025 and 2024, respectively; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $79 million and $108 million of collateral received and netted against derivative asset positions for the nine months ended September 30, 2025 and 2024, respectively; rates calculated gross of derivative netting amounts.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$26,500	$377	5.63%	$26,441	$372	5.65%	$26,173	$341	5.18%
Real estate construction loans	2,900	55	7.60	3,499	66	7.51	4,205	89	8.43
Commercial mortgage loans	15,283	256	6.64	14,722	243	6.63	14,494	272	7.44
Lease financing	776	11	5.87	737	11	5.82	804	12	6.10
International loans	1,115	18	6.56	1,066	18	6.59	1,036	20	7.73
Residential mortgage loans	1,954	20	4.19	1,948	20	4.11	1,905	19	3.94
Consumer loans	2,227	42	7.33	2,252	41	7.40	2,244	45	8.04
Total loans	50,755	779	6.09	50,665	771	6.10	50,861	798	6.24
Mortgage-backed securities (b)	13,430	92	2.31	13,525	94	2.32	14,608	98	2.29
U.S. Treasury securities (c)	1,280	13	4.20	1,289	13	4.18	1,272	1	0.50
Total investment securities	14,710	105	2.45	14,814	107	2.46	15,880	99	2.17
Interest-bearing deposits with banks (d)	5,428	60	4.32	4,540	50	4.37	5,969	81	5.32
Other short-term investments	327	2	3.17	324	3	3.34	393	4	3.83
Total earning assets	71,220	946	5.10	70,343	931	5.11	73,103	982	5.17
Cash and due from banks	784			766			593
Allowance for loan losses	(698)			(683)			(686)
Accrued income and other assets	6,970			7,117			7,221
Total assets	$78,276			$77,543			$80,231
Money market and interest-bearing checking deposits (e)	$33,969	249	2.90	$31,849	220	2.77	$30,960	260	3.34
Savings deposits	2,051	1	0.20	2,112	1	0.16	2,194	1	0.19
Customer certificates of deposit	3,274	24	2.89	3,074	21	2.75	3,625	31	3.39
Other time deposits	504	6	4.61	1,080	14	5.13	2,739	37	5.35
Foreign office time deposits	14	—	3.12	24	—	3.68	21	1	4.38
Total interest-bearing deposits	39,812	280	2.78	38,139	256	2.69	39,539	330	3.31
Federal funds purchased	99	1	4.23	377	4	4.41	—	—	—
Other short-term borrowings	908	10	4.48	964	11	4.45	77	1	5.65
Medium- and long-term debt	5,512	81	5.93	5,740	85	5.92	6,849	117	6.87
Total interest-bearing sources	46,331	372	3.19	45,220	356	3.15	46,465	448	3.84
Noninterest-bearing deposits	22,923			23,107			24,357
Accrued expenses and other liabilities	1,964			2,280			2,469
Shareholders' equity	7,058			6,936			6,940
Total liabilities and shareholders' equity	$78,276			$77,543			$80,231
Net interest income/rate spread		$574	1.91		$575	1.96		$534	1.33
Impact of net noninterest-bearing sources of funds			1.18			1.20			1.47
Net interest margin (as a percentage of average earning assets)			3.09%			3.16%			2.80%
(a)Interest income on commercial loans included net expense from cash flow swaps of $85 million, $83 million and $178 million for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
(b)Average balances included $2.4 billion, $2.6 billion and $2.4 billion of unrealized losses for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively; yields calculated gross of these unrealized losses.
(c)Average balances included $5 million of unrealized gains, $4 million of unrealized gains and $38 million of unrealized losses for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances excluded $10 million, excluded $18 million and included $13 million of collateral posted and netted against derivative liability positions for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $72 million, $96 million and $72 million of collateral received and netted against derivative asset positions for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively; rates calculated gross of derivative netting amounts.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries
					Accumulated Other Comprehensive Loss
	Nonredeemable Preferred Stock	Common Stock						Total Shareholders' Equity
		Shares Outstanding	Amount	Capital Surplus		Retained Earnings	Treasury Stock
(in millions, except per share data)
BALANCE AT JUNE 30, 2024	$394	132.6	$1,141	$2,210	$(3,463)	$11,867	$(5,988)	$6,161
Net income	—	—	—	—	—	184	—	184
Other comprehensive income, net of tax	—	—	—	—	1,108	—	—	1,108
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(94)	—	(94)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Net issuance of common stock under employee stock plans	—	0.1	—	(2)	—	(2)	8	4
Share-based compensation	—	—	—	9	—	—	—	9
BALANCE AT SEPTEMBER 30, 2024	$394	132.7	$1,141	$2,217	$(2,355)	$11,949	$(5,980)	$7,366
BALANCE AT JUNE 30, 2025	$—	129.7	$1,141	$2,199	$(2,499)	$12,185	$(6,166)	$6,860
Net income	—	—	—	—	—	176	—	176
Other comprehensive income, net of tax	—	—	—	—	238	—	—	238
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(91)	—	(91)
Purchase of common stock	—	(2.2)	—	(1)	—	—	(150)	(151)
Issuance of preferred stock	392	—	—	—	—	—	—	392
Net issuance of common stock under employee stock plans	—	0.1	—	(2)	—	(2)	8	4
Share-based compensation	—	—	—	1	—	—	—	1
BALANCE AT SEPTEMBER 30, 2025	$392	127.6	$1,141	$2,197	$(2,261)	$12,268	$(6,308)	$7,429
BALANCE AT DECEMBER 31, 2023	$394	131.9	$1,141	$2,224	$(3,048)	$11,727	$(6,032)	$6,406
Cumulative effect of change in accounting principle (a)	—	—	—	—	—	(4)	—	(4)
Net income	—	—	—	—	—	528	—	528
Other comprehensive income, net of tax	—	—	—	—	693	—	—	693
Cash dividends declared on common stock ($2.13 per share)	—	—	—	—	—	(283)	—	(283)
Cash dividends declared on preferred stock	—	—	—	—	—	(17)	—	(17)
Net issuance of common stock under employee stock plans	—	0.8	—	(52)	—	(2)	52	(2)
Share-based compensation	—	—	—	45	—	—	—	45
BALANCE AT SEPTEMBER 30, 2024	$394	132.7	$1,141	$2,217	$(2,355)	$11,949	$(5,980)	$7,366
BALANCE AT DECEMBER 31, 2024	$394	131.4	$1,141	$2,218	$(3,161)	$12,017	$(6,066)	$6,543
Net income	—	—	—	—	—	547	—	547
Other comprehensive income, net of tax	—	—	—	—	900	—	—	900
Cash dividends declared on common stock ($2.13 per share)	—	—	—	—	—	(277)	—	(277)
Cash dividends declared on preferred stock	—	—	—	—	—	(11)	—	(11)
Purchase of common stock	—	(4.7)	—	(2)	—	—	(300)	(302)
Issuance of preferred stock	392	—	—	—	—	—	—	392
Redemption of preferred stock	(394)	—	—	—	—	(6)	—	(400)
Net issuance of common stock under employee stock plans	—	0.9	—	(55)	—	(2)	58	1
Share-based compensation	—	—	—	36	—	—	—	36
BALANCE AT SEPTEMBER 30, 2025	$392	127.6	$1,141	$2,197	$(2,261)	$12,268	$(6,308)	$7,429
(a)Effective January 1, 2024, the Corporation adopted ASU 2023-02, which expanded the permitted use of the proportional amortization method to certain tax credit investments.

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial Bank	Retail Bank	Wealth Management	Finance	Other	Total
Three Months Ended September 30, 2025
Earnings summary:
Net interest income (expense)	$453	$240	$50	$(209)	$40	$574
Provision for credit losses	14	2	6	—	—	22
Noninterest income	143	28	69	20	4	264
Noninterest expenses	275	172	98	—	44	589
Provision (benefit) for income taxes	72	23	4	(47)	(1)	51
Net income (loss)	$235	$71	$11	$(142)	$1	$176
Net charge-offs	$29	$1	$2	$—	$—	$32
Selected average balances:
Assets	$45,314	$3,058	$5,311	$16,955	$7,638	$78,276
Loans	43,141	2,421	5,184	—	9	50,755
Deposits	34,159	23,321	3,860	1,134	261	62,735

	Commercial Bank	Retail Bank	Wealth Management	Finance	Other	Total
Three Months Ended June 30, 2025
Earnings summary:
Net interest income (expense)	$453	$245	$47	$(211)	$41	$575
Provision for credit losses	48	(2)	(1)	—	(1)	44
Noninterest income	149	26	76	17	6	274
Noninterest expenses	252	167	85	1	56	561
Provision (benefit) for income taxes	59	24	9	(47)	—	45
Net income (loss)	$243	$82	$30	$(148)	$(8)	$199
Net charge-offs	$25	$3	$—	$—	$—	$28
Selected average balances:
Assets	$45,375	$3,062	$5,241	$17,113	$6,752	$77,543
Loans	43,146	2,409	5,104	—	6	50,665
Deposits	32,272	23,443	3,576	1,666	289	61,246

	Commercial Bank	Retail Bank	Wealth Management	Finance	Other	Total
Three Months Ended September 30, 2024
Earnings summary:
Net interest income (expense)	$464	$205	$46	$(220)	$39	$534
Provision for credit losses	6	4	3	—	1	14
Noninterest income	149	24	73	26	5	277
Noninterest expenses	252	175	90	1	44	562
Provision (benefit) for income taxes	83	12	7	(48)	(3)	51
Net income (loss)	$272	$38	$19	$(147)	$2	$184
Net charge-offs	$10	$1	$—	$—	$—	$11
Selected average balances:
Assets	$45,669	$3,045	$5,296	$18,277	$7,944	$80,231
Loans	43,462	2,347	5,042	—	10	50,861
Deposits	32,261	24,224	3,844	3,300	267	63,896

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends. Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	September 30,	June 30,	September 30,
(in millions, except share data)	2025	2025	2024
Common Equity Tier 1 Capital (a):
Tier 1 capital	$9,049	$8,718	$9,077
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	392	—	394
Common equity tier 1 capital	$8,657	$8,718	$8,683
Risk-weighted assets	$72,757	$72,721	$72,583
Tier 1 capital ratio	12.44%	11.99%	12.51%
Common equity tier 1 capital ratio	11.90	11.99	11.96
Tangible Common Equity:
Total shareholders' equity	$7,429	$6,860	$7,366
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	392	—	394
Common shareholders' equity	$7,037	$6,860	$6,972
Less:
Goodwill	635	635	635
Other intangible assets	5	5	6
Tangible common equity	$6,397	$6,220	$6,331
Total assets	$77,376	$77,988	$79,663
Less:
Goodwill	635	635	635
Other intangible assets	5	5	6
Tangible assets	$76,736	$77,348	$79,022
Common equity ratio	9.09%	8.80%	8.75%
Tangible common equity ratio	8.34	8.04	8.01
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,037	$6,860	$6,972
Tangible common equity	6,397	6,220	6,331
Shares of common stock outstanding (in millions)	128	130	133
Common shareholders' equity per share of common stock	$55.15	$52.90	$52.52
Tangible common equity per share of common stock	50.14	47.96	47.69
(a)September 30, 2025 ratios are estimated.